As filed with the Securities and Exchange Commission on September 12, 2008.
Registration No. 333-131766

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
THE SECURITIES ACT OF 1933

MDI, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	75-2620358
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)	IDENTIFICATION NUMBER)

RICHARD A. LARSEN
10226 SAN PEDRO AVENUE	SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
THE MDI BUILDING	10226 SAN PEDRO AVENUE
SAN ANTONIO, TEXAS 78216	THE MDI BUILDING
(210) 582-2664	SAN ANTONIO, TEXAS 78216
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE	(210) 582-2664
NUMBER, INCLUDING AREA CODE, OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)	(NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
AREA CODE, OF AGENT FOR SERVICE)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:

If this Form is a post-effective amendment to a registration statement filed pursuant to the General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer                                                                                              Accelerated filer

Non-accelerated filer   (Do not check if a smaller reporting company)Smaller reporting company

____________________________

DEREGISTRATION OF SECURITIES

In accordance with the registrant’s undertaking set forth in the registration statement, effective as of the date and time that this Post-Effective Amendment No. 1 is declared effective, the registrant hereby deregisters such securities that were registered on the registration statement but were not sold under the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on September 12, 2008.

MDI, INC.
(Registrant)

By:  /s/ Richard A. Larsen
Richard A. Larsen, Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Name and Title	Date
/s/ J. Collier Sparks J. Collier Sparks	President and Chief Executive Officer, (Principal Executive Officer) and Director	September 12, 2008
/s/ Michael Sweet Michael Sweet	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 12, 2008
* James W. Power	Director	September 12, 2008
* Carlo R. Loi	Director	September 12, 2008
* Peter Knepper	Director	September 12, 2008

*  By:  /s/ Richard A. Larsen
Richard A. Larsen
Attorney-in-Fact